SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2008

NEWNAN COWETA BANCSHARES, INC.

(Exact name of Registrant as Specified in Charter)

Georgia	000-33221	58-2528123
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

145 Millard Farmer Industrial Blvd., Newnan, GA 30263

(Address of Principal Executive Offices)

(770) 683-6222

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 2, 2008, Newnan Coweta Bancshares, Inc. and its subsidiary bank, Neighborhood Community Bank, executed a written agreement with the Federal Reserve Bank of Atlanta and the Georgia Department of Banking and Finance. The Company and its Board of Directors have taken an active role in working with the Federal Reserve and the Georgia Department of Banking and Finance to improve the condition of the Company and the Bank. The Federal Reserve has made a copy of the Agreement available on its website which is located at www.federalreserve.gov. A copy of the agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Agreement is based on the findings of the Federal Reserve during a 2008 on-site examination. Since the completion of the examination, the Board of Directors has aggressively taken steps to address the findings of the exam and the Company is implementing plans to raise new capital to improve its overall capital position and ensure sufficient capital for the Bank. The Company and the Bank are aggressively working to comply with the requirements of the Agreement.

Under the terms of the Agreement, the Company and the Bank are required, within 60 days of entering into the Agreement, to submit written plans to the regulators that address the following items: strengthening credit risk management practices; continuing to improve loan underwriting and credit administration; on-going review and grading of the Bank’s loan portfolio; improving the Bank’s position regarding classified loans and other real estate owned; revising the Bank’s allowance for loan and lease losses policy; maintaining sufficient capital at the Bank; preparing a budget and business plan for the remainder of 2008 and a revised business plan establishing both short and long term goals designed to improve the condition of the Bank.

The Board of Directors of the Bank is also required, within 60 days, to complete an assessment of the Bank’s management and staffing needs and the qualifications and performance of all senior Bank officers. So long as the Agreement remains in place, the Company may not, without the prior written approval of the Federal Reserve and the Georgia Department of Banking and Finance: declare or pay any dividends; incur, increase, or guarantee any debt at the holding company level; purchase or redeem any shares of stock; or, pay any interest or principal on subordinated debt or trust preferred securities.

The Bank will continue to conduct its banking business with customers in a normal fashion. Banking products and services and hours of business will remain the same, and the Bank’s deposits will remain insured by the FDIC to the maximum limits allowed by law.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is furnished herewith:

99.1	Written Agreement between Newnan Coweta Bancshares, Inc. and the Federal Reserve Bank of Atlanta and Georgia Department of Banking and Finance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEWNAN COWETA BANCSHARES, INC.

DATE: September 29, 2008	By:	/s/ James B. Kimsey
	Name:	James B. Kimsey
	Title:	President and CEO